SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 25, 2010

Spectral Capital Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-50274	510520296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Fifth Avenue, Suite 4200, Seattle, WA	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888)366-6115 formerly FUSA Capital Corporation ___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – Matters Related to Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

Spectral Capital Corporation sold 1,000,000 shares of common stock and 1,000,000 warrants to purchase common stock on November 25, 2010 to VP Bank of Zurich, Switzerland.  The common stock was sold at $2.00 per share and each share of common stock included a warrant to purchase a share of common stock for $2.00.  The warrants expire in 24 months.   The Company received total proceeds of $2,000,000 from the sale of the shares and warrants.

Spectral plans to use the proceeds of the Private Placement to fund the exploration and development of the Company’s mineral property in Chita Oblast, Russia and for general corporate purposes.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1 Form of Common Stock Purchase Agreement
Exhibit 99.2 Form of Warrant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectral Capital Corporation

/s/ Jenifer Osterwalder
Jenifer Osterwalder
President, Principal Executive Officer, Principal Financial Officer
Date: November 29, 2010